                                                                    EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                                               Organized Under                      Percentage
Consolidated Subsidiaries:                                        the Laws of                       Ownership
-------------------------                                      ---------------                      ---------
A.H. Julius Rohde GmbH                                               Germany                           100%
Atlanta & Saint Andrews Bay Railroad Co.                             Florida                           100%
CCA de Baja California, S.A. de C.V                                  Mexico D.F.                       100%
Cameo Container Corporation                                          Illinois                          100%
Cartomills France, S.A.R.L                                           France                            100%
Cartonnages Robert Delubac S.A.R.L                                   France                           98.8%
DST Design Service Team, GmbH                                        Germany                           100%
Dalton Paper Products                                                Georgia                            50%
Dongguan Stone Millenium Paper & Packaging Industries, Ltd.          British Virgin Islands            100%
Eurosave Institut fur Verpackungslogistik GmbH                       Germany                           100%
Eurotrend Gesellschaft GmbH                                          Germany                           100%
Grundstrucks-Verwaltungsgesellschaft Altona mbh                      Germany                            95%
IFP Institut Fur Packungssdesign GmbH                                Germany                           100%
IDENTITY Agent Fur Markendesign GmbH                                 Germany                           100%
Industrial Cordobesa, S.A                                            Spain                              98%
Inversiones Stone de Argentina (BVI) Ltd                             British Virgin Islands            100%
Inversiones Stone de Chile (BVI) Ltd                                 British Virgin Islands            100%
JSC Active Medical Management, Inc.                                  Delaware                          100%
JSC Brewton, Inc.                                                    Delaware                          100%
JSC Retiree Medical Management, Inc.                                 Delaware                          100%
JSC International Sales, Inc.                                        Barbados                          100%
JSCE, Inc.                                                           Delaware                          100%
Jefferson Smurfit Finance Corporation                                Delaware                          100%
Jefferson Smurfit Corporation (U.S.)                                 Delaware                          100%
Leasing-Kontor fur Investitionsguter GmbH                            Germany                           100%
Orangeburg Trucking, Inc.                                            South Carolina                    100%
Packaging Unlimited, Inc.                                            Delaware                          100%
PT Stone Millenium Container Indonesia                               Indonesia                         100%
Quingdao Stone Millenium Paper & Packaging Industries, Ltd.          British Virgin Islands            100%
SCC Active Medical Management, Inc.                                  Delaware                          100%
SCC Retiree Medical Management, Inc                                  Delaware                          100%
SCC Hodge, Inc                                                       Delaware                          100%
Smurfit Newsprint Corporation                                        Delaware                          100%
SSJ Corporation                                                      Delaware                          100%
Societe Europeenne de Carton S.A.R.L                                 France                             95%
Southwest Forest Insurance Company, Ltd.                             Bermuda                           100%
Speditions-Gesellschaft Visurgis mbh                                 Germany                           100%
Stone Cartomills Luxembourg                                          Luxembourg                        100%
Stone Cartomills, S.A                                                Belgium                           100%
Stone Cevennes Emballages, S.A                                       France                           98.8%
Stone International Services Corporation                             Delaware                          100%
Stone Container (Canada) Inc.                                        Canada                            100%
Stone Container de Mexico S.A. de C.V                                Mexico                            100%
Stone Container Finance Company of Canada                            Canada                            100%
Stone Container GmbH                                                 Germany                           100%
Stone Espana S.A                                                     Spain                             100%
Stone Europa Carton AG                                               Germany                           100%
Stone Global, Inc.                                                   Delaware                          100%

                                                               Organized Under                      Pecentage
Consolidated Subsidiaries:                                        the Laws of                       Ownership
-------------------------                                      ---------------                      ---------
Stone Millennium (China) Holdings, Ltd.                              British Virgin                      50%
Stone Receivables Corporation                                        Delaware                           100%
Stone Truepenny H.K. Limited                                         Hong Kong                          100%
Stone Truepenny International, Inc.                                  British Virgin Islands             100%
Timber Capital Holdings LLC                                          Delaware                           100%
Timber Note Holdings LLC                                             Delaware                           100%
Trobox Kartonnages B.V                                               Netherlands                        100%
Trobox Verpakkingen B.V                                              Netherlands                        100%
WWG Weser-Werstoff-Gesellschaft mbH                                  Germany                             51%
Wellpappenwerk Waren GmbH                                            Germany                            100%

Non-consolidated Entities:
-------------------------

Aspamill Inc.                                                        Canada                              45%
Associated Paper Mills (Ontario) Limited                             Canada                              45%
B.C. Shipper Supplies Ltd.                                           Canada                              50%
Cajofe Industries S.A                                                France                              50%
Cartonex Bernal S.A                                                  Argentina                           50%
Cartonex S.A. I.C.F.Y.F                                              Argentina                           50%
Cartonnages De France S.A                                            France                            48.8%
Celgar Investments, Inc.                                             Canada                              49%
Complete Package Limited                                             United Kingdom                      50%
CIMIC Packaging Paper Co. Ltd.                                       British Virgin Islands            42.5%
Corrupac S.A                                                         Chile                               50%
Dyne-A-Pak                                                           Canada                              45%
Europa Carton B.V                                                    Netherlands                         50%
Europa Carton Faltschachtel GmbH                                     Germany                             50%
Europa Carton Holding B.V                                            Netherlands                         50%
FCP Robinson Cartons Ltd.                                            United Kingdom                      50%
Financiere Carton Papier                                             France                              50%
Florida Coast Paper Company, L.L.C                                   Delaware                            50%
Florida Coast Paper Corporation                                      Delaware                            50%
Florida Coast Paper Finance Corporation                              Delaware                            50%
Florida Coast Paper Holding Company, L.L.C                           Delaware                            50%
GfA-Gesellschaft fur Altpapier und Rohstoffe                         Germany                           33.3%
Groupement Forestier de Champlain Inc.                               Canada                              10%
Groveton Paper Board, Inc.                                           New Hampshire                    62.94%
ICO, Inc.                                                            Canada                              42%
ICP Logistiques S.A                                                  France                              50%
Indupa Vertriebgesellschaft mbh & Co. KG                             Germany                             50%
Laimbeer Packaging Company L.L.C.                                    Delaware                            50%
MBI Limited                                                          Canada                              50%
Maritime Containers Limited                                          Canada                              35%
Maritime Paper Products Limited                                      Canada                              35%
ORPACK-Stone Corporation                                             Delaware                            49%
Paroco Rohstoffvetwertung GmbH                                       Germany                             49%
Regent Packaging Limited                                             United Kingdom                      50%
Rohstoffhandel Kiel GmbH                                             Germany                           37.5%
Rollcraft Inc.                                                       Canada                              45%
Rosenbloom Group Inc.                                                Canada                              45%
SCI Les Chenes                                                       France                              50%
St. Germain Cartonnages S.A                                          France                              50%
Serpac Containers Limited                                            Canada                            49.5%

                                                               Organized Under                      Pecentage
Non-consolidated Entities:                                        the Laws of                       Ownership
--------------------------                                     ---------------                      ---------
Shanghai Smurfit/CIMIC Packaging Co. Ltd.                            China                             42.5%
Shanghai Stone Millennium Packaging & Paper Industries Ltd.          China                               50%
Shiffenhaus Canada Inc.                                              Canada                           16.66%
Smurfit/CIMIC Holdings Limited                                       Cayman Islands                    42.5%
Smurfit - MBI                                                        Canada                              50%
Specialty Container                                                  Canada                              40%
Stone - Billerud S.A                                                 Switzerland                         50%
Stone Container (Hong Kong) Limited                                  Hong Kong                           50%
Stone Container Japan Company, Ltd.                                  Japan                               50%
Stone Financiere Carton Papier                                       France                              50%
Stone MGC S.A                                                        France                              50%
Stone Venepal (Celgar) Pulp, Inc.                                    Canada                              65%
The Hinton Case Company Limited                                      United Kingdom                      50%
Tradepak Internacional S.A. de C.V                                   Mexico                            30.8%
Tradepak International, Inc.                                         Delaware                          35.9%
Trans-Seal Corporation                                               Japan                               50%
Venepal-Stone Forestal S.A                                           Venezuela                         59.1%
Vertriebsgesellschaft Rohstoffhandel Kiel GmbH                       Germany                             50%
Wakecon Associates                                                   Massachusetts                       50%
WCO Enterprises                                                      Florida                             50%
Weedon Holdings Ltd.                                                 United Kingdom                      40%
Zhejiang CIMIC Nanyang Paper Products Co. Ltd.                       China                            19.55%